Exhibit 10.1

AMENDMENT NO. 2
TO
AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT NO. 2 TO AGREEMENT AND PLAN OF MERGER (this “Amendment”) is made and entered into this 31st day of July, 2006, by and between Platinum Energy Resources, Inc., a Delaware corporation (“Parent”), Tandem Energy Holdings, Inc., a Nevada corporation (“Target”), and PER Acquisition Corp., a Delaware corporation (“Acquisition Sub”).

Background

The parties have entered into that certain Agreement and Plan of Merger, dated January 26, 2006, as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated June 30, 2006, which provides for the merger of Acquisition Sub with and into Target on the term and conditions set forth in the Merger Agreement (as amended, the “Merger Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Agreement.

The parties desire to amend the provisions of the Merger Agreement on the terms and conditions set forth herein.

Terms and Conditions

In consideration of the mutual benefits to be derived from this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Section 3.02(a) of the Merger Agreement is hereby amended in its entirety to read as follows:

“(a) Immediately prior to the Effective Time, Parent shall deliver to a disbursing agent selected by Target after consultation with Parent, all the costs of which will be paid by Parent (the “Agent”), the sum of One Hundred Two Million and No/100 Dollars ($102,000,000.00) less the amount of the Performance Deposit (as such term is defined in Section 3.06 of this Agreement), for purposes of (i) paying in full the long-term indebtedness of Target and its Subsidiaries, (ii) depositing into an escrow account the Escrow Amount (as such term is defined in Section 3.07 below); and (iii) paying the remaining amounts to the shareholders of Target who are entitled by this Agreement to receive the merger consideration as a result of the Merger.”

2. The Merger Agreement is hereby amended to add the following new Section 3.07:

“3.07 Escrow. The Major Shareholders hereby instruct the Agent to deposit, upon consummation of the Merger, into an interest bearing escrow account to be maintained by the Agent, as security for the indemnification obligations under Article 8, an aggregate of $5,000,000 to be held until the second anniversary of the Closing Date out of the portion of the aggregate merger consideration to be received by such Major Shareholders in the Merger in accordance with Section 3.01(c) (the “Escrow Amount”), which amount shall be divided among and deemed to have been contributed by the Major Shareholders in the proportions set forth in Annex A hereto, all in accordance with the terms and conditions of an escrow agreement to be entered into at the Closing among Parent, Target, the Major Shareholders and the Agent in the form to be mutually agreed upon by the parties hereto.

3. Except as set forth above, the remaining terms and conditions of the Merger Agreement shall not be amended by this Amendment and shall remain in full force and effect, and binding in accordance with their respective terms. In particular, this Amendment shall not in any respect limit, reduce or otherwise modify the indemnification obligations of the Major Shareholders pursuant to Article 8 of the Merger Agreement.

4. This Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute one and the same instrument.

Signatures

To evidence the binding effect of the foregoing terms and condition, the parties have caused their respective duly authorized representative to execute and deliver this Amendment on the date first above written.

Parent:

PLATINUM ENERGY RESOURCES, INC.

By: /s/ Mark Nordlicht
Mark Nordlicht,
Chairman

Target:

TANDEM ENERGY HOLDINGS, INC.

By: /s/ Tim G. Culp
Tim G. Culp
President

Acquisition Sub:

PER ACQUISITION CORP.

By: /s/ Mark Nordlicht
Mark Nordlicht
President

The following persons hereby acknowledge that (i) they are the Major Shareholders defined in the Merger Agreement, and (ii) they are executing and delivering this Amendment in their individual capacities to evidence their agreement to be bound by the terms of this Amendment.

/s/ Tim G. Culp Tim G. Culp /s/ Jack A. Chambers Jack A. Chambers /s/ Michael G. Cunningham Michael G. Cunningham /s/ Todd M. Yocham Todd M. Yocham